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                                                                    EXHIBIT 10.2

         The full unredacted copy of this Agreement is subject to a request for confidential treatment. Confidential portions have been omitted and the full unredacted copy of this agreement has been filed separately with the Securities and Exchange Commission.



                             THE WIDECOM GROUP INC.
                         55 CITY CENTRE DRIVE, SUITE 500
                      MISSISSAUGA, ONTARIO, CANADA L5B 1M3
                               PH: (905) 712 0505
                               FAX: (905) 712 0506

                          PRIVATE-LABEL / OEM AGREEMENT

THIS AGREEMENT is made on the 8th day of September, 1996 between The WideCom Group Incorporated, a company incorporated under the laws of the Province of Ontario, Canada whose registered office is at 55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada, L5B 1M3 (hereinafter called "WideCom"), and Scan Group (1991) Ltd. whose registered office is at P.O.Box 10525, Haifa Bay 26114, Israel, Hereinafter called "SGI".

Whereas

(A)      SGI manufactures high end wide-format color scanners.

(B) Widecom manufactures low cost wide-format monochrome and color scanners.

(C) SGI is desirous of reselling Widecom color scanners under its own brand name, and incorporating Widecom color-scanner engine in a product to be created by SGI.

(D) Both firms wish to co-operate in joint marketing efforts, and joint promotions, as necessary.


1.       Definitions

1.1      In this agreement:

         (a) "Product or Base Product" means the SLC436-Color Scanner hereto as manufactured and marketed by WideCom from time to time or as may be amended from time to time by agreement in writing.


         (b) "Pure Direct Competition" means products based on Widecom's scan engine, that have no difference, or no real value differentiation, over Widecom's stand alone scanner.


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         (c)      "Applications" shall mean the applications of the Production for purposes other than that of a stand alone scanner.

         (d)      "OEM" shall mean private labeling or branding of equipment.

2.       Product Scope

SGI will take Widecom's base product and create products for the following applications:

         (a) Color separation card and or software, for Windows and Unix Platforms, as a primary function of the unit.

         (b) SCSI interface card and software for Windows and UNIX Platforms. Note: Widecom will not develop a competitive SCSI/UNIX interface for at least 3 years, and will resell this interface to its customers, and offer it to its other OEMs.

         (c) Vectorisation on the fly Software and Hardware for Windows and UNIX Platforms.

                  SGI may use ATIL to do these product developments, but will insure that ATIL signs and abides to the non-disclosure and non-compete agreements.

3.       Prospect Protection
                  Both parties agree not to encroach
                  upon or undermine the other party's efforts in recruiting specific dealers, distributors or OEMs. In this regard, Widecom recognizes that SGI has had an ongoing relationship with the following firms, and that SGI wishes to approach such firms with products created from Widecom's base scan-engine technology, and Widecom will support these actions within the term defined hereunder

                    USA: *

                    Europe: * - Germany
                              - Germany
                              - Germany
                              - Austria
                              - Slovakia

                  SGI must show progress in its efforts to recruit these firms as resellers on a bi-monthly basis, to maintain such protection. The protection will be for a period of a maximum of 6 months if SGI has not been able to finalize an agreement with the above noted firms within that period. Extended protection beyond the six months will require bi-monthly updates that show real progress is being made to Widecom's satisfaction. If any of these firms approach Widecom directly, and an agreement is entered upon within 5 years of this date then Widecom will provide SGI an override commission for purchases by that firm from Widecom. This commission will be $40.00 per unit.

4.       Mutual Marketing Actions

4.1(a) Widecom offers SGI access to one of its U.S. offices (Atlanta, Chicago or other), where SGI may at its option establish its primary U.S.

*THIS ITEM HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION FOR CONFIDENTIAL TREATMENT.


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         facility. Widecom will allow SGI staff temporary access to its showrooms and meeting rooms in its other facilities, based on mutual convenience.

4.1(b) If needed, SGI may at its own cost install call forwarding or call answering services at other offices.

4.1(c) The only costs that Widecom will be responsible for is provision of space for the primary SGI office, whereas SGI will be responsible for the rest of its costs (e.x. telephone, e.t.c.).

4.1(d) Widecom will not be obligated to maintain an office for more than one year, or provide this service beyond this period, unless mutually agreed.

4.2(a) Widecom intends to participate at the following tradeshows over the next six months:

         Show:                   Dates                 Location     Booth Size
         GovCAD'96               September 23 to 25    Virginia     20x30
         A/E/C Systems Fall      October 29 to 31      Florida      20x20
         AutoFact                November 12 to 14     Detroit      20x20
         GIS/LIS'96              November 19 to 21     Colorado     10x20
Widecom invites SGI to participate in these tradeshows at Widecom booth.

4.2(b) Widecom will allow SGI one overhead sign on the channel joining two columns (as depicted in appendix-A). Along with the overhead sign, SGI can put up two posters on the columns of size 3'x4'. All signage must be pre-approved by



         Widecom, to insure no conflicting message is portrayed. It is understood that the product that SGI will display can be competitive to other Widecom products in the booth, as long as such product incorporates Widecom's scan-engine. Widecom will not be able to provide overhead signage if the booth is less than 20'x20'.

4.2(c) For the show participation, SGI will be responsible for its own shipping, drayage or staff costs. Widecom will only be responsible for providing the space on the booth, carpet, and its standard booth. All other costs will be borne by SGI. Joint participation in tradeshows other than the above, will be mutually agreed upon by both parties, as necessary, on an ongoing basis.

4.2(d) SGI will inform Widecom in writing at least 60 days prior to each tradeshow, of its intent to participate. If SGI fails to attend at a tradeshow, after confirming its intent to participate, Widecom may withdraw its invitation to participate in future trade shows.

4.3 Lead sharing: Both parties agree to share leads that are more suited to the other party's Widecom-based product. That is, for the products that are in pure direct competition, neither party is obligated to share leads. Both parties agree to share leads for Widecom- technology-based products that either party has developed that can better meet the specific demands of a customer. For example, if the SGI labeled product contains a special vectorization boards or other related imaging enhancements, that are not offered by Widecom, and are required by the customer, then Widecom will pass this lead to SGI.

4.4 SGI agrees to the use of its name and reference in Widecom advertising and testimonial literature. That is, Widecom wishes to use advertising and testimonial literature that conceptually says that SGI provides the best & highest quality color scanner on the market, and uses that to enhance its credibility, since SGI has chosen the Widecom technology for its low cost product. This will be created in a manner


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         that enhances both SGI & Widecom's stature in the market, and does not take away or hinder anything from SGI's products that are in pure-competition with Widecom. Widecom will use this to promote its technology, and no specific finished product. Each one the advertisements or literature will have to be approved by SGI.

5. Non-disclosure/Non-compete Both parties have entered into a mutual non-disclosure agreement, which is attached as appendix-B. SGI affirms that other than with respect to the proposed business relationship between the parties, it is neither engaged in nor intends to be engaged in either directly or in directly any business involving single line contact scanning module technology. SGI agrees not to enter any such business during the 5 (five) year period following the date of this agreement.

6. Production/Sub-contract Widecom will consider favorably the possibility of producing the new SGI scanner (based on Widecom technology) at their plant in India. SGI will provide all documentation needed for this production. The new scanner developed by SGI will be owned solely by SGI and its production rights will not be allowed to be handed to a third party.

7.   Territory, Commitment, Price & Quality Assurance

7.1 Territory: For the European market, the basic unit that Widecom supplies is limited in the form of a Color-Separation-Scanner or SCSI/UNIX-Scanner or Vectorisation-Scanner unit. For the first 12 months, the stand-alone scanner base-unit will not be sold by SGI in the European market, except for the above noted application/configuration.

7.2 Commitment: SGI agrees to commit to 200 units for the first 18 months, and subsequent annual commitments will be mutually agreed upon by both parties.

7.3 Price: The purchase price per unit for the 200 units will be: *. Widecom undertakes that for similar quantity purchases, no other Company will be offered a better price and if they are offered a better price, then it will reduce the SGI price accordingly (but this will not be retroactive). For any quantity of machines under 2,000, Widecom undertakes that the price to any other customer will not be more than 10% lower, in which case it will reduce the SGI price.

7.4 Product Updates: In case that Widecom will change the specifications of the scanner in the future, they will update SGI with the full hardware and software documentation prior to introducing the new product to the market.

7.5      *

7.5 Quality Assurance: Widecom undertakes to provide to SGI units that will show image that resolves the test chart created by both parties, and attached in appendix-C. The scanner specifications will be as follows:

         a. The scanner should support scanning in RGB mode of at least 24 bit per pixel.
         b.       The scanner should be able to produce consistent colors.
         c.       Scanning area of at least A0 for every color mode.
         d.       The scanner should scan in true 400 dpi resolution.

8.       Termination

8.1 Either party may terminate this agreement forthwith by notice in writing sent thirty (30) days in advance:

*THIS ITEM HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION FOR CONFIDENTIAL TREATMENT.


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         (a) upon bankruptcy, insolvency of liquidation of either party (except for voluntary liquidation to effect a reconstruction on terms to which the other party has previously consented to in writing);

         (b) upon any material change to the ownership or management of either party which the other party considers detrimental to its interest;

         (c) if either party commits a irremediable breach of the terms of this agreement.

8.2 Notwithstanding termination of this agreement SGI and ATIL shall remain bound by the obligations to respect WideCom's confidential information, non-competition and industrial property rights.

9. Applicable Law: This agreement shall be construed under and governed by the law of the Province of Ontario, Canada. Further, the parties hereto agree that any claims or controversy arising between them our of, or in conjunction with the provisions of this agreement shall be finally settled in accordance with the rules of conciliation arbitration of the International Chamber of Commerce. In addition, the parties agree to comply with the applicable laws of Canada and the territory regarding disclosure requirements and limitations of payments imposed by subject territories.


IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.



                                               /s/
---------------------------------------        --------------------------------
 On Behalf Of The Scan Group (1991) Ltd.       Refoel Moshe




                                               /s/
---------------------------------------        --------------------------------
 On Behalf Of The WideCom Group Inc.           Suneet Tuli


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                                   APPENDIX A

Picture of an overhead sign to be used by SGI in connection with certain tradeshows which the Company has invited SGI to participate in with the use of the Company's booth.



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                                   APPENDIX B

                            NON-DISCLOSURE AGREEMENT
                         Made this 11th day of July 1996

By and among SCAN GROUP LTD., having a place of business at 22 Humusshim St. P.O. Box 0425 Halfa 26114, Israel; and THE WIDECOM GROUP INC., having a place of business at 55 City Centre Drive, Suite 500, Mississauga Ontario, Canada.

1. RECITALS. The parties hereto acknowledge that from time to time, Widecom may make known to Recipient certain confidential information in furtherance of mutual business interests which is deemed to be confidential, secret and/or proprietary to Widecom.

2. DEFINITION. "Confidential Information" shall mean all information designated as "Confidential Information", (as provided in Paragraph 3) and disclosed by Widecom to Recipient, including, but not limited to, any electronic configurations, component specification, logic diagrams and equipment designs associated with the Scanner/Plotter/Facsimile Project. The term "Confidential Information" shall not include any information which:

         2.1 Is now generally known or available or which hereinafter through no act or failure on the part of Recipient becomes generally known or available; and provided that the term "generally known" shall not include piecemeal reconstruction or reverse engineering of the "Confidential Information";

         2.2 Is hereafter fumished to Recipient by a third party without restriction on disclosure, where such third party legally obtained such information and the right to disclose it to Recipient or

         2.3 is independently developed by Recipient without violation of any legal rights which Widecom may have in such information.

3.       DISCLOSURE and PROTECTION.

         As to any information provided to Recipient by Widecom, such disclosure shall be deemed "Confidential Information" if:

         a) The confidential information in written or other tangible form is marked "Confidential" or

         b) Information disclosed orally is identified as confidential in writing to Recipient within 72 hours of meeting and may not be disclosed in any part prior to said Letter of Identification.

4. Recipient shall use "Confidential Information" for the purpose of this Agreement only and shall not disclose "Confidential Information" or any part thereof to any other person, corporation or other organization without prior written authorization of an officer of Widecom.


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5.       This Agreement shall remain in force and effect for two (2) years from the date of the last transfer of "Confidential Information" between the parties.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



SCAN GROUP LTD.                            THE WIDECOM GROUP INC.


By: /s/                                    By: /s/
    --------------------------------           --------------------------------
    Rofoel Moshe                               Suneet Tuli
    TITLE: President                           TITLE: Executive Vice President
    Date:  11/7/96                             Date: 11/7/96


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                                   APPENDIX C

It is agreed that units of SLC 436-Color Scanner will be tested by both companies using the test chart as follow:



Test Chart # .83.001


Test Chart maid by: EDMUND SCINTIFIC
                    Barlington
                    New Jersey 08607
                    USA

----------------------------                         -------------------------
Scan Group Ltd.                                      Widecom


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